Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact: David Humphrey	Media Contact: Kathy Fieweger
Title: Vice President – Investor Relations	Phone: 479-719-4358
Phone: 479-785-6200	Email: kfieweger@arcb.com
Email: dhumphrey@arcb.com

ArcBest Corporation® Announces Second Quarter 2016 Results

•	Second quarter 2016 revenue of $676.6 million and net income of $10.2 million, or $0.39 per diluted share.
•	Second quarter ABF Freight® operating results were impacted by lower daily revenue combined with costs associated with the handling of smaller average sized shipments.
•	ArcBest’s asset-light logistics revenue equaled 30 percent of total revenue.

FORT SMITH Arkansas, July 29, 2016 – ArcBest Corporation® (Nasdaq: ARCB) today reported second quarter 2016 net income of $10.2 million, or $0.39 per diluted share, compared to second quarter 2015 net income of $20.0 million, or $0.74 per diluted share.  The inconsistent economic operating environment combined with a surplus of transportation capacity continues to impact available business levels and operating margins at ABF Freight and at each of ArcBest’s asset-light logistics companies.  In the midst of this challenging period, ArcBest continues to successfully build on the strategic opportunities it has to gain new business, strengthen shipper relationships and offer additional services to existing customers.  The ArcBest companies are focused on delivering superior service levels while working together to offer comprehensive logistics solutions that meet customer needs at a fair price.

Excluding certain items in both periods, ArcBest’s non-GAAP net income was $10.0 million, or $0.38 per diluted share, in second quarter 2016 compared to earnings of $20.2 million, or $0.75 per diluted share, last year.

“Despite the current environment, we have a tremendous market opportunity within a customer base that values our differentiated customer experience,” said ArcBest Chairman, President and CEO Judy R. McReynolds.  “The ArcBest companies continue to provide more logistics service options to our customers, who in turn value the trusted advice and deep industry knowledge we bring to help solve their logistics challenges.”

Freight Transportation (ABF Freight)

Results of Operations

Second Quarter 2016

•

Revenue of $486.7 million compared to $504.4 million in second quarter 2015, a per-day decrease of 4.3 percent. Year-over-year reductions in fuel surcharge associated with lower diesel fuel prices contributed to ABF Freight’s lower revenue compared to last year.

•	Tonnage per day decrease of 4.0 percent compared to second quarter 2015.
•	Shipments per day decrease of 0.4 percent compared to second quarter 2015.
•

Total billed revenue per hundredweight increased slightly, by 0.1 percent, compared to the prior year reflecting reduced fuel surcharges.  Excluding fuel surcharge, the percentage increase on ABF Freight’s traditional LTL freight was in the low-single digits.

•

Operating income of $17.4 million and an operating ratio of 96.4 percent compared to $28.1 million and an operating ratio of 94.4 percent in second quarter 2015.  Excluding adjustments for nonunion pension settlement charges, operating income of $17.8 million and an operating ratio of 96.3 percent.

Factors impacting ABF Freight’s business levels and operating results are consistent with those seen earlier in the year.  ABF Freight’s decreasing average weight per shipment has been driven by market factors that include abundant customer inventory levels combined with excess industry capacity available to move customers’ larger-sized shipments.  Along with the effects of lower fuel surcharges, these factors have contributed to reduced second quarter revenue compared to last year.  Though the current LTL pricing environment is competitive, it remains rational.  Despite the impact of lower fuel surcharges, ABF Freight achieved reasonable increases on shipper pricing agreements and an average 2.9 percent increase on customer contract renewals during the quarter.

The continued strength in shipments relative to tonnage levels resulted in dock and street labor costs disproportionate to the revenue associated with reduced tonnage levels.  ABF Freight’s traditional focus on customer service, even during periods of slower demand, is also putting some pressure on productivity metrics and operating margins.  The consistent replacement of road and city tractors with newer units is yielding the expected positive cost benefits in the areas of equipment repair and maintenance, fuel economy and equipment rentals.

Asset-Light Logistics

Results of Operations

Second Quarter 2016

•	Revenue of $205.2 million compared to $204.9 million in second quarter 2015.
•	Asset-light revenue equaled 30 percent of total consolidated revenue, compared to 29 percent during the same period last year.

Combined second quarter revenue for ArcBest’s asset-light logistics business increased slightly compared to last year due to the effects of revenue growth at ABF Logistics, primarily related to its December 2015 acquisition of Bear Transportation, offset by market-driven revenue declines at ArcBest’s remaining asset-light logistics companies.

At ABF Logistics, revenue and gross margin per shipment decreased due to the impact of lower fuel prices and lower market rates resulting from excess truckload capacity in the spot market.  Despite strong shipment growth at its legacy locations, driven by continued expansion of its customer base and collaboration among the ArcBest companies, legacy brokerage revenue was only slightly positive due to the lower revenue per shipment.    Systems integration, training and alignment of positions at the newly acquired Bear locations were substantially completed during second quarter 2016 but negatively impacted employee productivity, and thus operating results.  As efficiencies improve, these new locations are expected to contribute positively to earnings by the end of 2016.

Second quarter revenue at each of ArcBest’s other asset-light logistics companies was below the previous year due to lower market demand, an abundance of available transportation capacity and changes in customer mix.  Reduced demand for the premium and expedited logistics services offered by Panther, combined with customer needs for smaller shipments moving shorter distances, has contributed to lower revenue levels and reduced operating margins.  The slight decline in FleetNet’s revenue was due to decreases in event activity in both emergency roadside services and fleet maintenance and reduced business levels from transportation-related commercial customers.  Despite continued success in adding business with its consumer and corporate customers, ABF Moving’s total second quarter revenue decreased because of the decline in government shipments handled.

“It is important to note that even during the current economic environment we continue to receive very positive feedback from many customers.  They tell us that our expanded offerings are exactly in line with their evolving requirements for end-to-end shipping solutions and, increasingly, a single point of contact,” said McReynolds.

Conference Call

ArcBest Corporation will host a conference call with company executives to discuss the 2016 second quarter results. The call will be today, Friday, July 29, at 9:30 a.m. ET (8:30 a.m. CT). Interested parties are invited to listen by calling (888) 612-1051. Following the call, a recorded playback will be available through the end of the day on September 15, 2016. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 21813608. The conference call and playback can also be accessed, through September 15, 2016, on ArcBest’s website at arcb.com.

About ArcBest

ArcBest Corporation® (Nasdaq: ARCB) solves complex logistics and transportation challenges. Our companies and brands – ABF Freight®, ABF Logistics®, Panther Premium Logistics®, FleetNet America®, U-Pack® and ArcBest Technologies – apply the skill and the will with every shipment and supply chain solution, household move or vehicle repair. ArcBest finds a way.

For more information, visit arcb.com,  abf.com,  pantherpremium.com,  fleetnetamerica.com and upack.com. ArcBest Corporation®. The Skill & The Will®.

Forward-Looking Statements

Certain statements and information in this press release concerning results for the three months ended June 30, 2016 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These forward-looking statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer plans; competitive initiatives and pricing pressures; governmental regulations; environmental laws and regulations, including emissions-control regulations; the cost, integration, and performance of any future acquisitions; relationships with employees, including unions, and our ability to attract and retain employees and/or independent owner operators; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; potential impairment of goodwill and intangible assets; availability and cost of reliable third-party services; litigation or claims asserted against us; self-insurance claims and insurance premium costs; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance and fuel and related taxes; the loss of key employees or the inability to execute succession planning strategies; the impact of our brands and corporate reputation; the cost, timing, and performance of growth initiatives; default on covenants of financing arrangements and the availability and terms of future financing arrangements; timing and amount of capital expenditures; seasonal fluctuations and adverse weather conditions; regulatory, economic, and other risks arising from our international business; and other financial, operational, and legal risks and uncertainties detailed from time to time in our Securities and Exchange Commission (“SEC”) public filings.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest Corporation and its subsidiary companies.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30		June 30
	2016	2015	2016	2015
	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$676,627	$696,115	$1,298,082	$1,309,391

OPERATING EXPENSES	659,973	662,649	1,290,693	1,274,645

OPERATING INCOME	16,654	33,466	7,389	34,746

OTHER INCOME (COSTS)
Interest and dividend income	387	271	788	505
Interest and other related financing costs	(1,231)	(1,025)	(2,478)	(2,027)
Other, net	571	197	937	597
	(273)	(557)	(753)	(925)

INCOME BEFORE INCOME TAXES	16,381	32,909	6,636	33,821

INCOME TAX PROVISION	6,150	12,942	2,508	13,109

NET INCOME	$10,231	$19,967	$4,128	$20,712

EARNINGS PER COMMON SHARE(1)
Basic	$0.39	$0.76	$0.16	$0.79
Diluted	$0.39	$0.74	$0.16	$0.77

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,791,026	26,021,874	25,806,774	26,036,375
Diluted	26,246,868	26,593,451	26,295,683	26,592,615

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.08	$0.06	$0.16	$0.12

(1)

ArcBest uses the two-class method for calculating earnings per share. This method, as calculated below, requires an allocation of dividends paid and a portion of undistributed net income (but not losses) to unvested restricted stock for calculating per share amounts.

NET INCOME	$10,231	$19,967	$4,128	$20,712

EFFECT OF UNVESTED RESTRICTED STOCK AWARDS	(80)	(203)	(38)	(227)

ADJUSTED NET INCOME FOR CALCULATING EARNINGS PER COMMON SHARE (1)	$10,151	$19,764	$4,090	$20,485

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30	December 31
	2016	2015
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$152,236	$164,973
Short-term investments	64,081	61,597
Restricted cash	961	1,384
Accounts receivable, less allowances (2016 - $4,789; 2015 - $4,825)	238,775	236,097
Other accounts receivable, less allowances (2016 - $810; 2015 - $1,029)	7,346	6,718
Prepaid expenses	21,558	20,801
Deferred income taxes	37,316	38,443
Prepaid and refundable income taxes	20,386	18,134
Other	5,220	3,936
TOTAL CURRENT ASSETS	547,879	552,083

PROPERTY, PLANT AND EQUIPMENT
Land and structures	287,545	273,839
Revenue equipment	723,312	699,844
Service, office, and other equipment	151,520	145,286
Software	131,328	127,010
Leasehold improvements	25,955	25,419
	1,319,660	1,271,398
Less allowances for depreciation and amortization	812,287	788,351
	507,373	483,047

GOODWILL	96,572	96,465
INTANGIBLE ASSETS, NET	75,300	76,787
OTHER ASSETS	56,050	54,527
	$1,283,174	$1,262,909

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$145,423	$130,869
Income taxes payable	—	91
Accrued expenses	184,141	188,727
Current portion of long-term debt	55,406	44,910
TOTAL CURRENT LIABILITIES	384,970	364,597

LONG-TERM DEBT, less current portion	170,044	167,599
PENSION AND POSTRETIREMENT LIABILITIES	45,595	51,241
OTHER LIABILITIES	12,301	12,689
DEFERRED INCOME TAXES	87,773	78,055

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2016: 28,113,231 shares; 2015: 27,938,319 shares	281	279
Additional paid-in capital	311,924	309,653
Retained earnings	376,780	376,827
Treasury stock, at cost, 2016: 2,363,533 shares; 2015: 2,080,187 shares	(75,651)	(70,535)
Accumulated other comprehensive loss	(30,843)	(27,496)
TOTAL STOCKHOLDERS’ EQUITY	582,491	588,728
	$1,283,174	$1,262,909

Note:  The balance sheet at December 31, 2015 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30
	2016	2015
	Unaudited
	($ thousands)
OPERATING ACTIVITIES
Net income	$4,128	$20,712
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48,913	42,630
Amortization of intangibles	1,986	2,218
Pension settlement expense	1,464	1,716
Share-based compensation expense	4,200	4,233
Provision for losses on accounts receivable	418	627
Deferred income tax provision (benefit)	13,535	(2,559)
Gain on sale of property and equipment	(2,486)	(1,049)
Changes in operating assets and liabilities:
Receivables	(3,815)	(16,560)
Prepaid expenses	(806)	1,691
Other assets	(3,286)	385
Income taxes	(4,262)	12,306
Accounts payable, accrued expenses, and other liabilities	(7,539)	8,316
NET CASH PROVIDED BY OPERATING ACTIVITIES	52,450	74,666

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(26,082)	(34,205)
Proceeds from sale of property and equipment	6,250	2,690
Purchases of short-term investments	(18,685)	(10,780)
Proceeds from sale of short-term investments	16,415	2,967
Business acquisitions, net of cash acquired	197	(5,219)
Capitalization of internally developed software	(5,098)	(4,099)
NET CASH USED IN INVESTING ACTIVITIES	(27,003)	(48,646)

FINANCING ACTIVITIES
Borrowings under credit facilities	—	70,000
Borrowings under accounts receivable securitization program	—	35,000
Payments on long-term debt	(22,827)	(84,555)
Net change in book overdrafts	(6,489)	(1,522)
Net change in restricted cash	423	(1)
Deferred financing costs	—	(824)
Payment of common stock dividends	(4,175)	(3,162)
Purchases of treasury stock	(5,116)	(5,982)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(38,184)	8,954

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(12,737)	34,974
Cash and cash equivalents at beginning of period	164,973	157,042
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$152,236	$192,016

NONCASH INVESTING ACTIVITIES
Accruals for equipment received	$10,614	$8,972
Equipment financed	$35,768	$12,670

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures. We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios, such as EBITDA and Adjusted EBITDA, utilized for internal analysis provides analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Accordingly, using these measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance.  Furthermore, management uses EBITDA and Adjusted EBITDA as a key measure of performance and for business planning. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our Amended and Restated Credit Agreement. Other companies may calculate EBITDA differently; and therefore, our calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as defined by GAAP.

	Three Months Ended				Six Months Ended
	June 30				June 30
	2016		2015		2016		2015
	(Unaudited)
	($ thousands, except percentages)
Freight Transportation (ABF Freight)

Operating Income ($) Operating Ratio (% of revenues)
Amounts on GAAP basis	$17,372	96.4%	$28,092	94.4%	$8,373	99.1%	$28,135	97.0%
Pension settlement expense	424	(0.1)	448	(0.1)	1,101	(0.1)	1,288	(0.1)
Non-GAAP amounts	$17,796	96.3%	$28,540	94.3%	$9,474	99.0%	$29,423	96.9%

	Three Months Ended		Six Months Ended
	June 30		June 30
	2016	2015	2016	2015
	(Unaudited)
	($ thousands, except percentages)
ArcBest Corporation - Consolidated

Operating Income
Amounts on GAAP basis	$16,654	$33,466	$7,389	$34,746
Pension settlement expense	564	597	1,464	1,716
Non-GAAP amounts	$17,218	$34,063	$8,853	$36,462

Net Income
Amounts on GAAP basis	$10,231	$19,967	$4,128	$20,712
Life insurance proceeds and changes in cash surrender value	(537)	(126)	(892)	(528)
Pension settlement expense, after-tax	345	364	895	1,048
Non-GAAP amounts	$10,039	$20,205	$4,131	$21,232

Diluted Earnings Per Share
Amounts on GAAP basis	$0.39	$0.74	$0.16	$0.77
Life insurance proceeds and changes in cash surrender value	(0.02)	-	(0.03)	(0.02)
Pension settlement expense, after-tax	0.01	0.01	0.03	0.04
Non-GAAP amounts	$0.38	$0.75	$0.16	$0.79

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2016	2015	2016	2015
	(Unaudited)
	($ thousands)
ArcBest Corporation - Consolidated

Net income	$10,231	$19,967	$4,128	$20,712
Interest and other related financing costs	1,231	1,025	2,478	2,027
Income tax provision	6,150	12,942	2,508	13,109
Depreciation and amortization	25,748	22,617	50,899	44,848
Amortization of share-based compensation	2,491	2,586	4,200	4,233
Amortization of net actuarial losses of benefit plans and pension settlement expense(1)	1,840	1,665	3,909	3,858
	$47,691	$60,802	$68,122	$88,787

1)

Consolidated pension settlement expense totaled $0.6 million (pre-tax) for the three months ended June 30, 2016 and 2015, and totaled $1.5 million (pre-tax) and $1.7 million (pre-tax) for the six months ended June 30, 2016 and 2015, respectively.

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

	Three Months Ended June 30
	2016			2015
		Depreciation			Depreciation
	Operating	and		Operating	and
	Income	Amortization	EBITDA	Income	Amortization	EBITDA
	(Unaudited)
	($ thousands)
Asset-Light Logistics

Premium Logistics (Panther)(2)	$1,102	$2,868	$3,970	$4,838	$2,939	$7,777
Transportation Management (ABF Logistics)	496	410	906	1,808	246	2,054
Emergency & Preventative Maintenance (FleetNet)	596	301	897	1,017	276	1,293
Household Goods Moving Services (ABF Moving)	870	180	1,050	1,997	338	2,335
Total asset-light logistics	$3,064	$3,759	$6,823	$9,660	$3,799	$13,459

	Six Months Ended June 30
	2016			2015
		Depreciation			Depreciation
	Operating	and		Operating	and
	Income	Amortization	EBITDA	Income	Amortization	EBITDA
	(Unaudited)
	($ thousands)
Asset-Light Logistics

Premium Logistics (Panther)(2)	$1,358	$5,705	$7,063	$6,033	$5,863	$11,896
Transportation Management (ABF Logistics)	1,162	834	1,996	2,583	530	3,113
Emergency & Preventative Maintenance (FleetNet)	1,580	588	2,168	2,187	559	2,746
Household Goods Moving Services (ABF Moving)	121	383	504	1,634	688	2,322
Total asset-light logistics	$4,221	$7,510	$11,731	$12,437	$7,640	$20,077

2)	Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships and software associated with the June 15, 2012 acquisition of Panther.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Six Months Ended
	June 30				June 30
	2016		2015		2016		2015
	Unaudited
	($ thousands, except percentages)
REVENUES
Freight Transportation (ABF Freight)	$486,731		$504,371		$926,239		$945,578

Premium Logistics (Panther)	69,705		80,271		135,783		155,563
Transportation Management (ABF Logistics)	67,955		50,419		134,902		97,791
Emergency & Preventative Maintenance (FleetNet)	41,780		42,015		85,344		84,504
Household Goods Moving Services (ABF Moving)	25,742		32,225		43,886		50,793
Total asset-light logistics	205,182		204,930		399,915		388,651

Other and eliminations	(15,286)		(13,186)		(28,072)		(24,838)
Total consolidated revenues	$676,627		$696,115		$1,298,082		$1,309,391

OPERATING EXPENSES
Freight Transportation (ABF Freight)
Salaries, wages, and benefits	$303,693	62.4%	$301,639	59.8%	$600,300	64.8%	$580,010	61.3%
Fuel, supplies, and expenses	72,279	14.8	79,647	15.8	138,968	15.0	158,673	16.8
Operating taxes and licenses	12,154	2.5	12,322	2.4	24,134	2.6	24,318	2.6
Insurance	7,660	1.6	6,267	1.2	14,126	1.5	12,052	1.3
Communications and utilities	4,279	0.9	3,766	0.8	8,651	0.9	7,751	0.8
Depreciation and amortization	20,911	4.3	18,286	3.6	41,303	4.5	35,686	3.8
Rents and purchased transportation	47,800	9.8	52,380	10.4	87,496	9.5	94,224	10.0
Gain on sale of property and equipment	(2,197)	(0.5)	(594)	(0.1)	(2,369)	(0.3)	(838)	(0.1)
Pension settlement expense(1)	424	0.1	448	0.1	1,101	0.1	1,288	0.1
Other	2,356	0.5	2,118	0.4	4,156	0.5	4,279	0.4
	469,359	96.4%	476,279	94.4%	917,866	99.1%	917,443	97.0%

Premium Logistics (Panther)
Purchased transportation	52,007	74.6%	58,510	72.9%	100,858	74.3%	114,554	73.6%
Depreciation and amortization(2)	2,868	4.1	2,939	3.7	5,705	4.2	5,863	3.8
Salaries, benefits, insurance, and other	13,728	19.7	13,984	17.4	27,862	20.5	29,113	18.7
	68,603	98.4%	75,433	94.0%	134,425	99.0%	149,530	96.1%

Transportation Management (ABF Logistics)	67,459		48,611		133,740		95,208
Emergency & Preventative Maintenance (FleetNet)	41,184		40,998		83,764		82,317
Household Goods Moving Services (ABF Moving)	24,872		30,228		43,765		49,159
Total asset-light logistics (1)	202,118		195,270		395,694		376,214

Other and eliminations(1)	(11,504)		(8,900)		(22,867)		(19,012)
Total consolidated operating expenses and costs(1)	$659,973		$662,649		$1,290,693		$1,274,645

1)

Pension settlement expense totaled $0.6 million (pre-tax) on a consolidated basis for the three months ended June 30, 2016 and 2015, and totaled $1.5 million (pre-tax) and $1.7 million (pre-tax) for the six months ended June 30, 2016 and 2015, respectively.  For the three months ended June 30, 2016 and 2015, pre-tax pension settlement expense of $0.4 million was reported by ABF Freight; $0.1 million was reported in Other and eliminations; and less than $0.1 million was reported by the asset-light logistics segments.  For the six months ended June 30, 2016 and 2015, pre-tax pension settlement expense of $1.1 million and $1.3 million, respectively, was reported by ABF Freight; $0.3 million was reported in Other and eliminations; and $0.1 million was reported by the asset-light logistics segments.

2)	Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships and software associated with the June 15, 2012 acquisition of Panther.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS – Continued

	Three Months Ended		Six Months Ended
	June 30		June 30
	2016	2015	2016	2015
	(Unaudited)
	($ thousands)
OPERATING INCOME
Freight Transportation (ABF Freight) (1)	$17,372	$28,092	$8,373	$28,135

Premium Logistics (Panther)	1,102	4,838	1,358	6,033
Transportation Management (ABF Logistics)	496	1,808	1,162	2,583
Emergency & Preventative Maintenance (FleetNet)	596	1,017	1,580	2,187
Household Goods Moving Services (ABF Moving)	870	1,997	121	1,634
Total asset-light logistics	3,064	9,660	4,221	12,437

Other and eliminations	(3,782)	(4,286)	(5,205)	(5,826)
Total consolidated operating income	$16,654	$33,466	$7,389	$34,746

1)

ABF Freight’s operating income for all periods presented was impacted by pension settlement expense. (See reconciliation of GAAP operating income to non-GAAP operating income in the Freight Transportation table previously presented.)

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Six Months Ended
	June 30			June 30
	2016	2015	% Change	2016	2015	% Change
	(Unaudited)
Freight Transportation (ABF Freight)

Workdays	64.0	63.5		127.5	126.0

Billed Revenue(2) CWT	$29.07	$29.04	0.1%	$28.41	$28.57	(0.6%)

Billed Revenue(2) / Shipment	$371.64	$385.16	(3.5%)	$364.20	$379.18	(4.0%)

Shipments	1,323,606	1,318,566	0.4%	2,559,929	2,507,363	2.1%

Shipments / Day	20,681	20,765	(0.4%)	20,078	19,900	0.9%

Tonnage (Tons)	846,203	874,330	(3.2%)	1,640,675	1,663,661	(1.4%)

Tons/Day	13,222	13,769	(4.0%)	12,868	13,204	(2.5%)

2)

Revenue for undelivered freight is deferred for financial statement purposes in accordance with ABF Freight’s revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes. Billed revenue has been adjusted to exclude intercompany revenue that is not related to freight transportation services.